Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2009 SECOND QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 2.4 PERCENT SINCE 2008 YEAR END
          NEW YORK, NY, August 6, 2009 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2009 was $284.82, an increase of 2.4% from stockholders’ equity per common share of $278.17 at December 31, 2008 (all as adjusted for the stock dividend declared in February 2009), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. The increase in stockholders’ equity per common share primarily reflects Alleghany’s earnings in the 2009 first half, partially offset by the dilutive effect of the mandatory conversion of all outstanding shares of Alleghany’s 5.75% Mandatory Convertible Preferred Stock on June 15, 2009, net of share repurchases during the 2009 period. Cash and invested assets, on a consolidated basis, were approximately $4.26 billion at June 30, 2009, a decrease of 0.8% from approximately $4.29 billion at December 31, 2008, reflecting, among other things, repurchases by Alleghany of shares of its capital stock for approximately $153.0 million during the first six months of 2009.
          Alleghany’s net earnings in the 2009 second quarter were $46.0 million, or $5.11 per common share (presented on a basic basis throughout), compared with net earnings of $17.8 million, or $1.59 per common share, in the second quarter of 2008. For the first six months of 2009, net earnings were $90.6 million, or $9.92 per common share, compared with net earnings of $113.7 million, or $12.36 per common share in the first six months of 2008. Net earnings amounts include the following components:

	Three Months ended June 30,				Six Months ended June 30,
(in millions, except for per			Per Share				Per Share
share amounts)	2009	2008	2009	2008	2009	2008	2009	2008

Net catastrophe losses after tax	$3.3	$13.1	$0.39	$1.54	$6.4	$13.0	$0.75	$1.53

Net realized capital gains after tax	$51.7	$16.4	$6.04	$1.93	$91.0	$74.8	$10.69	$8.80

Other than temporary impairment losses after tax	$6.3	$30.6	$0.73	$3.60	$49.3	$40.4	$5.79	$4.75
          A summary of Alleghany’s results for the three and six months ended June 30, 2009 and 2008 is as follows:

	Three months ended			Six Months ended
	June 30			June 30
(in millions)	2009	2008	Change	2009	2008	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$40.8	$54.7	$(13.9)	$83.0	$93.3	$(10.3)
CATA	3.7	3.5	0.2	5.9	7.7	(1.8)
EDC	(54.1)	(29.9)	(24.2)	(60.7)	(33.0)	(27.7)
AIHL Re	—	—	—	—	0.1	(0.1)

	(9.6)	28.3	(37.9)	28.2	68.1	(39.9)
Net investment income	27.7	30.6	(2.9)	54.7	62.2	(7.5)
Net realized capital gains	19.0	24.3	(5.3)	26.5	35.9	(9.4)
Other than temporary impairment losses (3)	(9.7)	(47.1)	37.4	(75.8)	(62.1)	(13.7)
Other income, less other expenses	(11.4)	(11.5)	0.1	(19.8)	(22.5)	2.7

Total AIHL insurance group	16.0	24.6	(8.6)	13.8	81.6	(67.8)

Corporate activities (4)
Net investment income	(3.0)	4.2	(7.2)	(3.1)	7.9	(11.0)
Net realized capital gains	60.5	1.0	59.5	113.5	79.1	34.4
Other than temporary impairment losses	—	—	—	—	—	—
Other income	0.1	—	0.1	0.1	—	0.1
Corporate administration and other expenses	7.7	9.2	1.5	8.0	19.8	11.8
Interest expense	0.2	0.2	—	0.3	0.3	—

Total	65.7	20.4	45.3	116.0	148.5	(32.5)

Income taxes	19.7	7.4	(12.3)	25.4	44.9	19.5

Earnings from continuing operations	46.0	13.0	33.0	90.6	103.6	(13.0)
Earnings from discontinued operations, net of tax (5)	—	4.8	(4.8)	—	10.1	(10.1)

Net earnings	$46.0	$17.8	$28.2	$90.6	$113.7	$(23.1)

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains (losses) or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to AIHL’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated and ORX Exploration, Inc., and corporate activities at the parent level.

(5)	Discontinued operations consist of the operations of Darwin Professional Underwriters, Inc. prior to its disposition in October 2008, net of minority interest expense and gain on disposition in 2008 for all periods presented.
2009 second quarter results, compared with results of the corresponding 2008 period, primarily reflect:
•	an increase in earnings from continuing operations before income taxes at Corporate activities, primarily due to an increase in net realized capital gains of $60.5 million resulting principally from sales at the parent level of Burlington Northern Santa Fe Corporation common stock in the 2009 period compared with no such sales in the 2008 period; partially offset by

•	a decrease in earnings from continuing operations before income taxes at AIHL,

2

primarily due to lower underwriting profits; which reflect (i) an increase in EDC’s underwriting loss, principally as a result of a substantial decrease in net premiums earned, a $34.5 million reserve increase in the 2009 period (compared with a $24.7 million reserve increase in the 2008 period), and an $8.0 million increase in its premium deficiency reserve; (ii) a decrease in underwriting profit at RSUI primarily due to lower net premiums earned resulting from the impact of continuing competition; and (iii) lower other than temporary impairment losses due in part to comparatively improved equity market returns in the 2009 period, which partially offset the impact of lower underwriting profits.
2009 six month results, compared with results of the corresponding 2008 period, primarily reflect:
•	a decrease in earnings from continuing operations before income taxes at AIHL primarily due to: (i) an increase in EDC’s underwriting loss principally as a result of the factors discussed above with respect to the 2009 second quarter; (ii) a decrease in underwriting profit at RSUI primarily due to lower net premiums earned resulting from the impact of continuing competition, partially offset by a decrease in loss and loss adjustment expenses primarily as a result of lower net premium volume and lower property losses; and (iii) an increase in other than temporary impairment losses with respect to AIHL’s investment portfolio; partially offset by

•	an increase in earnings from continuing operations before income taxes at Corporate activities, primarily due to an increase in net realized capital gains resulting from $113.1 million of sales at the parent level of Burlington Northern Santa Fe Corporation common stock in the 2009 first half compared with $78.1 million of such sales in the 2008 first half.
          Mr. Hicks commented that “The first half of 2009 saw the continuation of a challenging investment environment and intense competition in the property and casualty insurance market. In this environment, Alleghany’s approach is to manage expenses prudently, preserve capital where possible and remain positioned to participate in a recovery when such a recovery eventually emerges. In this regard, Alleghany saw some improvement in the market value of its equity portfolio in the 2009 second quarter and maintained its strong liquidity with approximately $726.3 million of marketable securities and cash at the parent level and AIHL.”
          “With respect to operating unit results, despite intense competition, RSUI and CATA produced underwriting profits in the second quarter and first six months of 2009. On the other hand, EDC’s results in the first half of 2009 continued to be poor, with EDC reporting an underwriting loss of $60.7 million in the period, primarily reflecting a substantial decrease in net premiums earned, a $34.5 million reserve increase, and an $8.0 million increase in its premium deficiency reserve. In June, EDC determined that it was unable to write business at rates it deemed adequate due to the current state of the California workers’ compensation market, and as a result, determined to cease soliciting new or renewal business on a direct basis commencing August 1, 2009. In light of such determination, EDC took corresponding expense reduction steps, including staff reductions. A.M. Best downgraded EDC’s insurance company rating from A- (Excellent) with a negative outlook to B++ (Good) with a

3

stable outlook. EDC intends to re-enter the market at such time as it determines that rates have returned to an adequate level.”
          Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. During the first six months of 2009, Alleghany purchased in the open market an aggregate of 141,035 shares of its common stock for approximately $35.7 million, at an average price per share of $253.06, and an aggregate of 442,998 shares of its 5.75% Mandatory Convertible Preferred Stock for approximately $117.4 million, at an average price per share of $264.92, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common and preferred stock. On June 15, 2009, all outstanding shares of the 5.75% Mandatory Convertible Preferred Stock were mandatorily converted into shares of Alleghany common stock. Each outstanding share of the 5.75% Mandatory Convertible Preferred Stock was automatically converted into 1.0139 shares of Alleghany common stock, and Alleghany issued approximately 698,009 shares of its common stock for the 688,621 shares of the 5.75% Mandatory Convertible Preferred Stock that were outstanding at the date of the mandatory conversion. As of June 30, 2009, Alleghany had 9,013,587 shares of its common stock outstanding, adjusted to reflect the common stock dividend declared in February 2009.
          Additional information regarding the results for the second quarter and first six months of 2009 of Alleghany and its operating units will be contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, to be filed with the U.S. Securities and Exchange Commission on or about August 6, 2009. A copy of the Form 10-Q will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance in the second quarter and first six months of 2009.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

4

Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

5

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Three months ended June 30, 2009

Gross premiums written	$337.0	—	$45.1	$15.6	$397.7
Net premiums written	209.5	—	43.4	11.7	264.6

Net premiums earned (1)	$159.2	—	$41.2	$4.1	$204.5
Loss and loss adjustment expenses	76.0	—	19.0	48.9	143.9
Commission, brokerage and other underwriting expenses (2)	42.4	—	18.5	9.3	70.2

Underwriting profit (loss) (3)	$40.8	—	$3.7	$(54.1)	$(9.6)

Net investment income (1)					27.7
Net realized capital gains (1)					19.0
Other than temporary impairment losses (1)					(9.7)
Other income (1)					0.4
Other expenses (2)					(11.8)

Earnings from continuing operations, before income taxes					$16.0

Loss ratio (4)	47.8%	—	46.1%	n/m	70.4%
Expense ratio (5)	26.6%	—	45.0%	n/m	34.4%

Combined ratio (6)	74.4%	—	91.1%	n/m	104.8%

Three months ended June 30, 2008

Gross premiums written	$314.4	—	$56.9	$19.7	$391.0
Net premiums written	192.1	—	49.2	18.9	260.2

Net premiums earned (1)	$174.2	—	$48.0	$18.0	$240.2
Loss and loss adjustment expenses	76.1	—	23.9	39.4	139.4
Commission, brokerage and other underwriting expenses (2)	43.4	—	20.6	8.5	72.5

Underwriting profit (loss) (3)	$54.7	—	$3.5	$(29.9)	$28.3

Net investment income (1)					30.6
Net realized capital gains (1)					24.3
Other than temporary impairment losses (1)					(47.1)
Other income (1)					0.1
Other expenses (2)					(11.6)

Earnings from continuing operations, before income taxes					$24.6

Loss ratio (4)	43.7%	—	49.8%	218.2%	58.0%
Expense ratio (5)	24.9%	—	43.0%	47.3%	30.2%

Combined ratio (6)	68.6%	—	92.8%	265.5%	88.2%

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Six months ended June 30, 2009

Gross premiums written	$587.1	—	$87.2	$32.1	$706.4
Net premiums written	359.2	—	81.6	27.0	467.8

Net premiums earned (1)	$319.9	—	$83.2	$19.5	$422.6
Loss and loss adjustment expenses	153.5	—	39.9	63.3	256.7
Commission, brokerage and other underwriting expenses (2)	83.4	—	37.4	16.9	137.7

Underwriting profit (loss) (3)	$83.0	—	$5.9	$(60.7)	$28.2

Net investment income (1)					54.7
Net realized capital gains (1)					26.5
Other than temporary impairment losses (1)					(75.8)
Other income (1)					0.9
Other expenses (2)					(20.7)

Earnings from continuing operations, before income taxes					$13.8

Loss ratio (4)	48.0%	—	48.0%	324.7%	60.8%
Expense ratio (5)	26.1%	—	44.9%	87.1%	32.6%

Combined ratio (6)	74.1%	—	92.9%	411.8%	93.4%

Six months ended June 30, 2008

Gross premiums written	$569.5	$0.2	$112.1	$43.0	$724.8
Net premiums written	344.5	0.2	95.2	40.0	479.9

Net premiums earned (1)	$352.0	$0.2	$94.9	$38.6	$485.7
Loss and loss adjustment expenses	170.6	—	47.4	56.6	274.6
Commission, brokerage and other underwriting expenses (2)	88.1	0.1	39.8	15.0	143.0

Underwriting profit (loss) (3)	$93.3	$0.1	$7.7	$(33.0)	$68.1

Net investment income (1)					62.2
Net realized capital gains (1)					35.9
Other than temporary impairment losses (1)					(62.1)
Other income (1)					0.2
Other expenses (2)					(22.7)

Earnings from continuing operations, before income taxes					$81.6

Loss ratio (4)	48.5%	—	50.0%	146.6%	56.6%
Expense ratio (5)	25.0%	28.4%	41.9%	38.8%	29.4%

Combined ratio (6)	73.5%	28.4%	91.9%	185.4%	86.0%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/09			THREE MONTHS ENDED 6/30/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$204,530	$0	$204,530	$240,238	$0	$240,238
Net investment income	27,659	(3,135)	24,524	30,613	4,155	34,768
Net realized capital gains	18,949	60,543	79,492	24,215	1,066	25,281
Other than temporary impairment losses	(9,675)	0	(9,675)	(47,064)	0	(47,064)
Other income	435	136	571	123	(1)	122

Total revenues	241,898	57,544	299,442	248,125	5,220	253,345

Costs and expenses
Loss and loss adjustment expenses	143,917	0	143,917	139,455	0	139,455
Commissions, brokerage and other underwriting expenses	70,272	0	70,272	72,542	0	72,542
Other operating expenses	11,730	455	12,185	11,482	820	12,302
Corporate administration	3	7,227	7,230	0	8,466	8,466
Interest expense	0	169	169	0	179	179

Total costs and expenses	225,922	7,851	233,773	223,479	9,465	232,944

Earnings from continuing operations, before income taxes	$15,976	$49,693	65,669	$24,646	($4,245)	20,401

Income taxes			19,668			7,380

Earnings from continuing operations			46,001			13,021
Discontinued operations
Earnings from discontinued operations			0			10,662
Income taxes			0			5,843

Earnings from discontinued operations, net			0			4,819

Net earnings			$46,001			$17,840

Net earnings			$46,001			$17,840
Preferred dividends			2,250			4,305

Net earnings available to common stockholders			$43,751			$13,535

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/09			SIX MONTHS ENDED 6/30/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$422,574	$0	$422,574	$485,719	$0	$485,719
Net investment income	54,681	(3,088)	51,593	62,168	7,872	70,040
Net realized capital gains	26,464	113,510	139,974	35,904	79,160	115,064
Other than temporary impairment losses	(75,801)	0	(75,801)	(62,135)	0	(62,135)
Other income	887	133	1,020	190	(5)	185

Total revenues	428,805	110,555	539,360	521,846	87,027	608,873

Costs and expenses
Loss and loss adjustment expenses	256,754	0	256,754	274,686	0	274,686
Commissions, brokerage and other underwriting expenses	137,722	0	137,722	142,951	0	142,951
Other operating expenses	20,491	907	21,398	22,602	1,431	24,033
Corporate administration	20	7,118	7,138	0	18,414	18,414
Interest expense	0	332	332	0	336	336

Total costs and expenses	414,987	8,357	423,344	440,239	20,181	460,420

Earnings from continuing operations, before income taxes	$13,818	$102,198	116,016	$81,607	$66,846	148,453

Income taxes			25,441			44,885

Earnings from continuing operations			90,575			103,568

Discontinued operations
Earnings from discontinued operations			0			22,196
Income taxes			0			12,064

Earnings from discontinued operations, net			0			10,132

Net earnings			$90,575			$113,700

Net earnings			$90,575			$113,700
Preferred dividends			6,158			8,610

Net earnings available to common stockholders			$84,417			$105,090

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	JUNE 30,
	2009	DECEMBER 31,
	(unaudited)	2008
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$611,814	$629,518
Debt securities	2,987,702	2,760,019
Short-term investments	341,989	636,197

	$3,941,505	$4,025,734
Other invested assets	243,286	250,407

Total investments	$4,184,791	$4,276,141

Cash	74,941	18,125
Premium balances receivable	210,737	154,022
Reinsurance recoverables	1,016,532	1,056,438
Ceded unearned premium reserves	198,593	185,402
Deferred acquisition costs	74,265	71,753
Property and equipment — at cost, net of accumulated depreciation and amortization	21,101	23,310
Goodwill and other intangibles, net of amortization	138,200	151,223
Current taxes receivable	4,171	14,338
Net deferred tax assets	143,645	130,293
Other assets	108,159	100,783

	$6,175,135	$6,181,828

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,584,975	$2,578,590
Unearned premiums	672,688	614,067
Reinsurance payable	80,778	53,541
Other liabilities	269,441	288,941

Total liabilities	$3,607,882	$3,535,139
Stockholders’ equity	2,567,253	2,646,689

	$6,175,135	$6,181,828

Shares of common stock outstanding (adjusted for stock dividends)	9,013,587	8,438,226